Exhibit 10.7

FORM OF SECURITIES SUBSCRIPTION AGREEMENT

POP GLOBAL ACQUISITION LIMITED

[*], 2026

NC Fortune Global Limited

Intershore Chambers, P.O. Box 4342

Road Town, Tortola, British Virgin Islands

RE: Securities Subscription Agreement

Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into on [*], 2026, by and between NC Fortune Global Limited, a British Virgin Islands business company (the “Subscriber” or “you”), and POP GLOBAL ACQUISITION LIMITED, a Cayman Islands exempted company (the “Company,” “we” or “us”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 2,875,000 ordinary shares, $0.001par value per share, up to 375,000 of which are subject to forfeiture by you if the underwriters of the initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit consisting of one ordinary share and one redeemable warrant, do not fully exercise their over-allotment option (the “Over-allotment Option”) (herein referred to as the “Shares”). The Company and the Subscriber’s agreements regarding such Shares are as follows:

1. Purchase of Securities.

1.1. Purchase of Shares. For the sum of $25,000.00 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby purchases the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Shares (the “Original Certificate”), or effect such delivery in book-entry form.

2. Representations, Warranties, and Agreements.

2.1. Subscriber’s Representations, Warranties, and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2. No Conflicts. The execution, delivery, and performance of this Agreement as well as the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with, or constitute a default under: (i) the formation and governing documents of the Subscriber; (ii) any agreement, indenture, or instrument to which the Subscriber is a party; or, (iii) any law, statute, rule, or regulation to which the Subscriber is subject, or any agreement, order, judgment, or decree to which the Subscriber is subject.

2.1.3. Organization and Authority. The Subscriber is a British Virgin Islands business company, validly existing and in good standing under the laws of the British Virgin Islands, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid, and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

2.1.4. Experience, Financial Capability, and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from registration. The Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business, and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph.

2.1.6. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7. Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof.

2.1.8. Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act, and that the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144.

2.1.9. No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2. Company’s Representations, Warranties, and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with, or constitute a default under (i) the memorandum and articles of association of the Company, as amended and/or restated and in effect from time to time, (ii) any agreement, indenture, or instrument to which the Company is a party or (iii) any law, statute, rule, or regulation to which the Company is subject, or any agreement, order, judgment, or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid, and non-assessable, and the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims, and encumbrances of any kind, other than (a) transfer restrictions hereunder, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims, or encumbrances imposed due to the actions of the Subscriber.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending or threatened against or affecting the Company which (i) seek to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions.

3. Forfeiture of Ordinary Shares.

3.1. Partial or No Exercise of the Over-allotment Option. In the event that the Over-allotment Option granted to the underwriters of the anticipated IPO is not exercised or is only partially exercised, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to that percent of ordinary shares that shall be inversely proportionate to the portion of the Over-allotment Option exercised by the underwriters (subject to a maximum forfeiture of 375,000 ordinary shares and which shall not include any ordinary shares purchased by Subscriber in the IPO or in the aftermarket (the “Forfeiture Maximum”)). Accordingly, the ordinary shares subject to forfeiture that shall not be forfeited by the Subscriber shall be determined to be in the amount that is the product of (x) that number that is the quotient of (a) that amount of ordinary shares purchased by the underwriters in connection with the exercise of the Over-allotment Option divided by (b) the maximum amount of 1,500,000 ordinary shares available to the underwriters pursuant to the Over-allotment Option, and (y) the Forfeiture Maximum. The Subscriber will own an aggregate of not less than 2,500,000 ordinary shares, equal to approximately 20% of the Company’s issued and outstanding ordinary shares immediately after the IPO (excluding the ordinary shares included in the private placement units and the representative shares) (and if the Over-allotment Option is exercised by the underwriters, such greater amount as provided for in this clause).

3.2. Termination of Rights as a Shareholder. If any of the ordinary shares are forfeited in accordance with this Section 3, then the Subscriber (or successor in interest) shall no longer have any rights as a holder of such forfeited ordinary shares, and the Company shall take such action as is appropriate to cancel such forfeited ordinary shares.

3.3. Share Certificates. In the event an adjustment to the Original Certificate, if any, is required pursuant to this Section 3, then the Subscriber shall return such Original Certificate to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company, following which a new certificate shall be issued in such amount representing the adjusted number of Shares held by the Subscriber. Any such adjustment for uncertificated securities shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights.

In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest, or claim of any kind in or to any distributions by the Company from the trust account, which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. In no event will the Subscriber have the right to redeem any Shares for funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain anticipated letter agreement (the “Letter Agreement”) to be dated as of the closing of the IPO among the Company, the Subscriber and the Company’s officers and directors, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company that such registration is not required.

5.2. Lock-up. Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Letter Agreement.

5.3. Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows: (a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”; and (b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”.

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

5.5. Registration Rights. Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to an anticipated Registration Rights Agreement to be entered into with the Company prior to the closing of the anticipated IPO.

6. Other.

6.1. Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. Although references herein have been made to an anticipated IPO and related agreements such as a Letter Agreement and Registration Rights Agreement, only this Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the sale of Shares until such time as the future completion of the other referenced agreements and events, and this Agreement supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the parties. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants, and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate, or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.

6.16. Incorporation of Preamble into Agreement. So as to eliminate ambiguity, the preamble of this letter is hereby incorporated into the body of this Agreement and with the same binding effect.

7. Voting and Tender of Shares.

Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to such Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification.

Each party shall indemnify the other against any loss, cost, or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant, or agreement in this Agreement.

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very Truly Yours,

POP GLOBAL ACQUISITION LIMITED

By:
Name:	Norman Cerny
Title:	Chairman and Chief Executive Officer

ACKNOWLEDGED, ACCEPTED, AND CONSENTED TO BY:

NC Fortune Global Limited

By:
Name:	Norman Cerny
Title:	Director

Signature Page to the Subscription Agreement